UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 13, 2017

Synchronoss Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52049	06-1594540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crossing Boulevard, 8th Floor Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                              Entry into a Material Definitive Agreement.

On October 17, 2017, Synchronoss Technologies, Inc., a Delaware corporation (“Synchronoss” or the “Company”) announced the entry into definitive agreements for the sale of Intralinks Holdings, Inc., a wholly owned subsidiary of Synchronoss (“Intralinks”), and the sale of a newly created series of preferred stock of Synchronoss to affiliates of Siris Capital Group, LLC (“Siris”).

As of October 16, 2017, investment funds affiliated with Siris owned 5,994,667 shares of Synchronoss’ common stock, par value $0.0001 per share (the “Common Stock”), or approximately 12.6% of the issued and outstanding Common Stock as of such date (the “Existing Siris Shares”).

Subject to the terms and conditions set forth in the Share Purchase Agreement, dated as of October 17, 2017 (the “Share Purchase Agreement”), among Synchronoss, Intralinks and Impala Private Holdings II, LLC, an affiliate of Siris (“Impala”), Impala will acquire from Synchronoss the issued and outstanding shares of common stock of Intralinks for approximately $977 million in cash plus a potential contingent payment of up to $25 million (as more fully described below), subject to an adjustment for cash, debt and working capital (the “Intralinks Transaction”).

In addition, subject to the terms and conditions set forth in the Securities Purchase Agreement, dated as of October 17, 2017 (the “PIPE Purchase Agreement”), between Synchronoss and Silver Private Holdings I, LLC, an affiliate of Siris (“Silver”), Synchronoss will issue and sell to Silver 185,000 shares of preferred stock of Synchronoss, par value $0.0001 per share, with an initial liquidation preference of $1,000 per share, which will be designated as Series A Convertible Participating Perpetual Preferred Stock (the “Series A Preferred Stock”), for an aggregate purchase price of $185 million, consisting of (i) $97.7 million in cash and (ii) the transfer from Silver to Synchronoss of the Existing Siris Shares, valued for this purpose at approximately $87.3 million in the aggregate (the “Preferred Transaction”).  Prior to or contemporaneously with the consummation of the Preferred Transaction, Synchronoss will (i) file a Certificate of Designation with the State of Delaware setting forth the rights, preferences, privileges, qualifications, restrictions and limitations on the Series A Preferred Stock (the “Series A Certificate”) and (ii) enter into an Investor Rights Agreement with Silver setting forth certain registration, governance and preemptive rights of Silver with respect to Synchronoss.

Sale of Intralinks

Share Purchase Agreement

Subject to the terms and conditions of the Share Purchase Agreement, at the closing of the Intralinks Transaction, Impala will acquire the issued and outstanding shares of Intralinks for approximately $977 million in cash, subject to adjustments for changes in cash, debt and working capital. If, in the future, Impala receives net cash proceeds in excess of $440 million from any sale of equity or assets of Intralinks, or from a dividend or distribution in respect of the shares of Intralinks, then Impala shall be required to pay Synchronoss up to an additional $25 million in cash or, in some cases, publicly-traded securities. The closing of the Intralinks Transaction is subject to certain closing conditions, including (i) the receipt of certain antitrust and foreign competition approvals, (ii) the absence of any law or court or governmental order or injunction preventing, prohibiting or making illegal the consummation of the Intralinks Transaction, (iii) the entry into and delivery of a transition services agreement between Synchronoss and Impala, (iv) the receipt by Synchronoss (and delivery to Impala) of solvency and fairness opinions, (v) the absence of any Material Adverse Effect (as defined in the Share Purchase Agreement) with respect to Intralinks and (vi) Impala being satisfied in its reasonable discretion that no regulatory or other governmental development (other than under antitrust laws) affecting Intralinks or its subsidiaries, or any of its officers, employees or directors would reasonably be likely to cause an adverse effect on Intralinks, Impala or their respective affiliates (or adversely affect the benefits of the Intralinks Transaction to Impala or its affiliates) following consummation of the Intralinks Transaction. The closing of the Intralinks Transaction is not subject to any financing contingency.  Immediately following the consummation of the Intralinks Transaction, Synchronoss will pay to Impala $5 million as partial reimbursement of the out-of-pocket fees and expenses incurred by Impala, Siris and their respective affiliates in connection with the execution of the Share Purchase Agreement and the Intralinks Transaction.

The Share Purchase Agreement contains customary representations and warranties and covenants made by each of Impala, Intralinks and Synchronoss, which include covenants regarding: (i) the conduct of the operations of Intralinks prior to the consummation of the Intralinks Transaction, (ii) customary “no-shop” restrictions on Synchronoss’ ability to solicit alternative acquisition proposals for Intralinks and (iii) the use of reasonable best efforts to cause the Intralinks Transaction to be consummated.

Siris has obtained debt financing commitments from Royal Bank of Canada, Golub Capital LLC, and Macquarie Capital Funding LLC for the purpose of financing the transactions contemplated by the Share Purchase Agreement and paying related fees and expenses. The obligations of the lenders to provide debt financing under the debt commitment letter are subject to certain conditions.

The Share Purchase Agreement contains specified termination rights for each of Synchronoss and Impala, including (i) if the consummation of the Intralinks Transaction is legally prohibited or enjoined by a final, non-appealable government order, (ii) if the consummation of the Intralinks Transaction has not occurred by January 15, 2018, (iii) if there are any material inaccuracies in the representations and warranties of the parties, or material breaches of the parties’ respective covenants that have not been cured within a specified time, (iv) if Impala is not satisfied in its reasonable discretion that no regulatory or other governmental development (other than under antitrust laws) affecting Intralinks or its subsidiaries or any of its officers, employees or directors would reasonably be likely to cause an adverse effect on Intralinks, Impala or their respective affiliates (or adversely affect the benefits of the Intralinks Transaction to Impala or its affiliates) following consummation of the Intralinks Transaction, or (v) by mutual written consent of the parties.

Impala may be required to pay Synchronoss a termination fee of approximately $48.9 million upon termination of the Share Purchase Agreement under the following circumstances: (i) if (A) the marketing period has ended, (B) all other conditions to closing of the Intralinks Transaction have been satisfied or waived, (C) Synchronoss has irrevocably confirmed by written notice that, if the necessary debt and equity financing are funded, then it would take such actions as are within its control to consummate the Intralinks Transaction and (D) Impala fails to consummate the Intralinks Transaction within three business days of when the closing should have occurred and Synchronoss stood ready, willing and able to consummate the Intralinks Transaction at all times during such three-business-day period; or (ii) if Impala terminates the Share Purchase Agreement following January 15, 2018 and Synchronoss could have terminated the Share Purchase Agreement pursuant to prong (i), without giving effect to the three business day grace period. The Share Purchase Agreement further provides that Synchronoss may be required to reimburse Impala for certain of its expenses, up to a cap of $5 million, if Impala terminates the agreement because Impala is not satisfied in its reasonable discretion that no regulatory or other governmental development (other than under antitrust laws) affecting Intralinks or its subsidiaries or any of its officers, employees or directors would reasonably be likely to cause an adverse effect on Intralinks, Impala or their respective affiliates (or adversely affect the benefits of the Intralinks Transaction to Impala or its affiliates) following consummation of the Intralinks Transaction (the “Intralinks Reimbursement”).

Additionally, should the consummation of the Intralinks Transaction occur after November 15, 2017 due to a material breach by Impala of its covenants under the Share Purchase Agreement, or a delay by Impala’s financing sources that constitutes a breach by such financing sources or that is related to a breach by Impala of its covenants under the Share Purchase Agreement, Impala will be required to reimburse Synchronoss for any amendment, consent or waiver fee that Synchronoss is required to pay its lenders pursuant to the Seller Credit Agreement (as defined in the Share Purchase Agreement), up to a cap of $5 million.

Subject to the terms of the Share Purchase Agreement, Synchronoss and Impala have agreed to indemnify each other for certain damages, costs and expenses that result from breaches of their respective representations and warranties, breaches of covenants and certain other matters. Each party’s right to be indemnified under the Share Purchase Agreement is subject to certain limitations, including a $25 million cap on damages with respect to representations and warranties (other than with respect to (i) breaches of Synchronoss’ representation with respect to the sufficiency of the assets transferred in the Intralinks Transaction, which are subject to a cap of $50 million, (ii) breaches of Synchronoss’ representation regarding the absence of misstatements or omissions of material facts, which is subject to a cap of $50 million and (iii) breaches of Synchronoss’ Fundamental Representations (as defined in the Purchase Agreement), which are subject to a cap equal to the purchase price). Additionally, Synchronoss has agreed to indemnify Impala, without limitation, for certain excluded liabilities, including, among others, liabilities arising out of any litigation, actions or investigations to which Synchronoss is a party, target or subject and expenses of Intralinks related to the Intralinks Transaction and not otherwise paid at or prior to the closing of the Intralinks Transaction.

This summary of the Share Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Share Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

The Share Purchase Agreement has been included in this report to provide investors with information regarding its terms and conditions. It is not intended to provide any other factual information about Synchronoss, Intralinks and Impala or any of their respective subsidiaries. The representations, warranties and covenants contained in the Share Purchase Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Share Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Share Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Share Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Synchronoss, Intralinks and Impala or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Share Purchase Agreement, which subsequent information may or may not be fully reflected in Synchronoss’ public disclosures.

Sale of Series A Preferred Stock

Securities Purchase Agreement

Subject to the terms and conditions of the PIPE Purchase Agreement, Synchronoss will issue and sell to Silver 185,000 shares of Series A Preferred Stock for an aggregate purchase price of $185 million, consisting of (i) $97.7 million in cash and (ii) the Existing Siris Shares, valued for this purpose at approximately $87.3 million in the aggregate. The PIPE Purchase Agreement contains customary representations, warranties and covenants by each of Synchronoss and Silver, including covenants by Synchronoss regarding: (i) the conduct of the business of Synchronoss prior to the consummation of the Preferred Transaction and (ii) the use of commercially reasonable best efforts to cause the Preferred Transaction to be consummated.

In addition, the PIPE Purchase Agreement contains certain termination rights for both Synchronoss and Silver, including if the Preferred Transaction has not been consummated within 90 calendar days unless such date has been extended in accordance with the terms of the PIPE Purchase Agreement, in which case, the parties may not terminate the PIPE Purchase Agreement until a business day following the date specified in such notice of extension.  Silver may also terminate the agreement if Silver, in its reasonable discretion, is not satisfied with all due diligence facts and developments relating to Synchronoss, its affiliates or their respective officers, employees or directors, including with respect to any actions, inquiries or investigations by any governmental authority.

Under the terms of the PIPE Purchase Agreement, in the event the Preferred Transaction is not consummated, Synchronoss also granted Silver the right to sell the Existing Siris Shares to Synchronoss (the “Put Right”) for a purchase price per share equal to $14.56 in cash (corresponding to an aggregate purchase price of approximately $87.3 million if Silver elects to exercise the Put Right with respect to all Existing Siris Shares).  The Put Right is only exercisable by Silver by written notice delivered to Synchronoss not later than the fifth business day following any termination of the PIPE Purchase Agreement.  Moreover, in connection with the Put Right, Synchronoss and Silver have agreed that, effective as of immediately prior to or substantially concurrently with the first to occur of the consummation of the Intralinks Transaction or the termination of the Share Purchase Agreement, Synchronoss and Silver will enter into a customary escrow agreement in respect of approximately $87.3 million to be deposited into escrow by Synchronoss.  The escrow agreement will provide, among other matters, that the funds will be released to Silver at Silver’s direction upon its exercise of the Put Right by Silver and that the funds will be released to the Company upon consummation of the Preferred Transaction.

Pursuant to the PIPE Purchase Agreement, Synchronoss agreed to indemnify Silver and its affiliates for (i) any breach of any Fundamental Representation (as defined in the PIPE Purchase Agreement) or (ii) any breach of any of the covenants of Synchronoss contained in the PIPE Purchase Agreement, up to the $185 million purchase price, subject to certain exceptions.

Additionally, Synchronoss has agreed to reimburse Silver for up to a maximum of $5 million to cover Silver’s reasonable costs and expenses incurred at or prior to the earlier of the closing of the Preferred Transaction and the date that the PIPE Purchase Agreement is terminated (the “PIPE Reimbursement”); provided, that, the PIPE Reimbursement shall be reduced by any Intralinks Reimbursement paid by Synchronoss such that the aggregate of the Intralinks Reimbursement and the PIPE Reimbursement shall not exceed $5 million in the aggregate.

The PIPE Purchase Agreement is filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the PIPE Purchase Agreement is qualified in its entirety by reference to Exhibit 2.2.

Form of Certificate of Designation of the Series A Preferred Stock

The rights, preferences, privileges, qualifications, restrictions and limitations of the shares of Series A Preferred Stock will be set forth in the Series A Certificate. Under the Series A Certificate, the holders of the Series A Preferred Stock will be entitled to receive, on each share of Series A Preferred Stock on a quarterly basis, an amount equal to the dividend rate of 14.5% divided by four and multiplied by the then-applicable Liquidation Preference (as defined in the Series A Certificate) per share of Series A Preferred Stock (collectively, the “Preferred Dividends”).  The Preferred Dividends will be due on January 1, April 1, July 1 and October 1 of each year (each, a “Series A Dividend Payment Date”).  Synchronoss may choose to pay the Preferred Dividends in cash or in additional shares of Series A Preferred Stock.  In the event Synchronoss does not declare and pay a dividend in-kind or in cash on any Series A Dividend Payment Date, the unpaid amount of the Preferred Dividend will be added to the Liquidation Preference. In addition, the Series A Preferred Stock will participate in dividends declared and paid on shares of Common Stock.

Each share of Series A Preferred Stock will be convertible, at the option of the holder, into the number of shares of Common Stock equal to the “Conversion Price” (as that term is defined in the Series A Certificate) multiplied by the then applicable “Conversion Rate” (as that term is defined in the Series A Certificate).  Each share of Series A Preferred Stock will initially be convertible into 55.5556 shares of Common Stock, representing an initial “conversion price” of approximately $18.00 per share of Common Stock. The Conversion Rate will be subject to equitable proportionate adjustment in the event of stock splits, recapitalizations and other events set forth in the Series A Certificate.

On and after the fifth anniversary of the date of issuance, holders of shares of Series A Preferred Stock will have the right to cause Synchronoss to redeem each share of Series A Preferred Stock for cash in an amount equal to the sum of the current liquidation preference and any accrued dividends.  Each share of Series A Preferred Stock will also be redeemable at the option of the holder upon the occurrence of a “Fundamental Change” (as that term is defined in the Series A Certificate) at a specified premium.  In addition, the Company will also be permitted to redeem all outstanding shares of the Series A Preferred Stock (i) at any time within the first 30 months of the date of issuance for the sum of the then-applicable Liquidation Preference, accrued but unpaid dividends and a make whole amount and (ii) at any time following the 30-month anniversary of the date of issuance for the sum of the then-applicable Liquidation Preference and the accrued but unpaid dividends.

The holders of a majority of the Series A Preferred Stock, voting separately as a class, will be entitled at each annual meeting of the stockholders of the Company or at any special meeting called for the purpose of electing directors (or by written consent signed by the holders of a majority of the then-outstanding shares of Series A Preferred Stock in lieu of such a meeting): (i) to nominate and elect two members of the Board of Directors of Synchronoss for so long as the Preferred Percentage (as defined in the Series A Certificate) is equal to or greater than 10%; and (ii) to nominate and elect one member of the Board of Directors of Synchronoss for so long as the Preferred Percentage is equal to or greater than 5% but less than 10%.

For so long as the holders of shares of Series A Preferred Stock have the right to nominate at least one director, Synchronoss shall be required to obtain the prior approval of Silver before to taking certain actions, including: (i) certain dividends, repayments and redemptions; (ii) any amendment to Synchronoss’ certificate of incorporation that adversely effects the rights, preferences, privileges or voting powers of the Series A Preferred Stock; (iii) issuances of stock ranking senior or equivalent to shares of Series A Preferred Stock (including additional shares of Series A Preferred Stock) in the priority of payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of Synchronoss; (iv) changes in the size of the Board of Directors of Synchronoss; (v) any amendment, alteration, modification or repeal of the charter of the Nominating and Corporate Governance Committee of the Board of Directors and related documents; and (vi) any change in the principal business of Synchronoss or the entry into any line of business outside of its existing lines of businesses.  In addition, in the event that Synchronoss is in EBITDA Non-Compliance (as defined in the Series A Certificate) or the undertaking of certain actions would result in Synchronoss exceeding a specified pro forma leverage ratio, then the prior approval of Silver would be required to incur indebtedness (or alter any debt document) in excess of $10 million, enter or consummate any transaction where the fair market value exceeds $5 million individually or $10 million in the aggregate in a fiscal year or authorize or commit to capital expenditures in excess of $25 million in a fiscal year.

Each holder of Series A Preferred Stock will have one vote per share on any matter on which holders of Series A Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent.  The holders of Series A Preferred Stock will be permitted to take any action or consent to any action with respect to such rights without a meeting by delivering a consent in writing or electronic transmission of the holders of the Series A Preferred Stock entitled to cast not less than the minimum number of votes that would be necessary to authorize, take or consent to such action at a meeting of stockholders.  In addition to any vote (or action taken by written consent) of the holders of the shares of Series A Preferred Stock as a separate class provided for herein or by the General Corporation Law of the State of Delaware, the holders of shares of the Series A Preferred Stock will be entitled to vote with the holders of shares of Common Stock (and any other class or series that may similarly be entitled to vote with the holders of Common Stock) on all matters submitted to a vote or to the consent of the stockholders of the Company (including the election of directors) as one class.

Under the Series A Certificate, if Silver and certain of its affiliates have elected to effect a conversion of some or all of their shares of Series A Preferred Stock and if the sum, without duplication, of (i) the aggregate number of shares of Common Stock issued to such holders upon such conversion and any shares of Series A Preferred Stock previously issued to such holders upon conversion, plus (ii) the number of shares of Common Stock underlying shares of Series A Preferred Stock that would be held at such time by such holders (after giving effect to such conversion), would exceed the 19.99% of the issued and outstanding shares of Synchronoss’ voting stock on an as converted basis (the “Conversion Cap”), then such holders would only be entitled to convert such number of shares as would result in the sum of clauses (i) and (ii) (after giving effect to such conversion) being equal to the Conversion Cap (after giving effect to any such limitation on conversion).  Any shares of Series A Preferred Stock which a holder has elected to convert but which, by reason of the previous sentence, are not so converted, will be treated as if the holder had not made such election to convert and such shares of Series A Preferred Stock will remain outstanding.  Also, under the Series A Certificate, if the sum, without duplication, of (i) the aggregate voting power of the shares previously issued to Silver and certain of its affiliates held by such holders at the record date, plus (ii) the aggregate voting power of the shares of Series A Preferred Stock held by such holders as of such record date, would exceed 19.99% of the total voting power of Synchronoss’ outstanding voting stock at such record date, then, with respect to such shares, Silver and certain of its affiliates will only be entitled to cast a number of votes equal to 19.99% of such total voting power.  The limitation on conversion and voting will cease to apply upon receipt of the requisite approval of holders of Common Stock under the applicable listing standards.

The Series A Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Series A Certificate is qualified in its entirety by reference to Exhibit 3.1.

Form of Investor Rights Agreement

Concurrently with the closing of the Preferred Transaction, Synchronoss and Silver will enter into an Investor Rights Agreement (the “Investor Rights Agreement”).  Under the terms of the Investor Rights Agreement, Silver and Synchronoss have agreed that, effective as of the closing of the Preferred Transaction, the Board of Directors of Synchronoss will consist of ten members.  From and after the closing of the Preferred Transaction, so long as the holders of Series A Preferred Stock have the right to nominate a member to the Board of Directors pursuant to the Series A Certificate, the Board of Directors of Synchronoss will consist of (i) two directors nominated and elected by the holders of shares of Series A Preferred Stock; (ii) four directors who meet the independence criteria set forth in the applicable listing standards (each of whom will be initially agreed upon by Synchronoss and Silver); and (iii) four other directors, two of whom shall satisfy the independence criteria of the applicable listing standards and, as of the closing of the Preferred Transaction, one of whom shall be the individual then serving as chief executive officer of Synchronoss and one of whom shall be the current chairman of the Board of Directors of Synchronoss as of the date of execution of the Investors Rights Agreement.  Following the closing of the Preferred Transaction, so long as the holders of Series A Preferred Stock have the right to nominate at least one director to the Board of Directors of Synchronoss pursuant to the Series A Certificate, Silver will have the right to designate two members of the Nominating and Corporate Governance Committee of the Board of Directors.

Pursuant to the terms of the Investor Rights Agreement, neither Silver nor its affiliates may transfer any shares of Series A Preferred Stock subject to certain exceptions (including transfers to affiliates that agree to be bound by the terms of the Investor Rights Agreement).

For so long as Silver has the right to appoint a director to the Board of Directors of Synchronoss, without the prior approval by a majority of directors voting who are not appointed by the holders of shares of Series A Preferred Stock, neither Silver nor its affiliates will directly or indirectly purchase or acquire any debt or equity securities of Synchronoss (including equity-linked derivative securities) if such purchase or acquisition would result in Silver’s Standstill Percentage (as defined in the Investor Rights Agreement) being in excess of 30%.  However, the foregoing standstill restrictions would not prohibit the purchase of shares pursuant to the PIPE Purchase Agreement or the receipt of shares of Series A Preferred Stock issued as Preferred Dividends pursuant to the Series A Certificate, shares of Common Stock received upon conversion of shares of Series A Preferred Stock or receipt of any shares of Series A Preferred Stock, Common Stock or other securities of the Company otherwise paid as dividends or as an increase of the Liquidation Preference (as defined in the Series A Certificate) or distributions thereon.  Silver will also have preemptive rights with respect to issuances of securities of Synchronoss in order to maintain its ownership percentage.

Under the terms of the Investor Rights Agreement, Silver will be entitled to (i) three demand registrations, with no more than two demand registrations in any single calendar year and provided that each demand registration must include at least 10% of the shares of Common Stock held by Silver, including shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock and (ii) unlimited piggyback registration rights with respect to primary issuances and all other issuances.

The form of the Investor Rights Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Investor Rights Agreement is qualified in its entirety by reference to Exhibit 4.1.

Item 2.04.                                              Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 13, 2017, Synchronoss received a notice of default (the “Notice”) relating to its 0.75% Convertible Senior Notes, due 2019. The Notice was delivered to Synchronoss by the Holders (as defined in the Indenture (as defined below)) of at least 25% of the Outstanding Securities (as defined in the Indenture) pursuant to Section 8.01(f) of that certain indenture dated as of August 12, 2014 by and between Synchronoss and The Bank of New York Mellon, as trustee (the “Trustee”), as amended, modified or supplemented from time to time (the “Indenture”). The Notice states that Synchronoss has failed to timely file with the Trustee the reports required to be filed with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Reporting Default”). The Notice demands that Synchronoss remedy the Reporting Default as soon as possible, and seeks certain other remedies under the Indenture.

Under Section 8.03 of the Indenture, if so elected by Synchronoss, the sole remedy for any Event of Default (as defined in the Indenture) resulting from any Reporting Default will, for the first 360 calendar days after the occurrence of such Event of Default, consist exclusively of the right to receive additional interest on the Outstanding Securities at an annual rate equal to (i) 0.25% of the principal amount of Outstanding Securities during the first 180 calendar days after the occurrence of such Event of Default during which such Event of Default is continuing and (ii) 0.50% of the principal amount of Outstanding Securities for each day from the 181st day to, and including, the 360th calendar day following the occurrence of such Event of Default during which such Event of Default is continuing.

Item 3.02              Unregistered Sales of Equity Securities.

The information regarding the PIPE Purchase Agreement contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, under the terms of the PIPE Purchase Agreement, Synchronoss has agreed to issue shares of Series A Preferred Stock to Silver. This issuance and sale will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. In the PIPE Purchase Agreement, Silver represented to Synchronoss that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the shares of Series A Preferred Stock are being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing the shares of Series A Preferred Stock or any Common Stock issued upon conversion thereof.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information regarding the appointment of directors contained in Item 1.01 is incorporated herein by reference.

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information regarding the Series A Certificate contained in Item 1.01 is incorporated herein by reference.

Item 8.01              Other Events.

On October 17, 2017, Synchronoss issued a press release announcing that it had entered into the Share Purchase Agreement and the PIPE Purchase Agreement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Forward Looking Statements

This Form 8-K contains forward-looking statements, including the statements regarding the plans, strategies and objectives of management for future operations, effects of current or future economic conditions or performance and industry trends, the ability to satisfy the closing conditions to the transactions, the expected close of the transactions contemplated by the Share Purchase Agreement and PIPE Purchase Agreement and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. All forward-looking statements contained in this Form 8-K involve risks and uncertainties. Synchronoss’ actual results and outcomes could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the factors set forth in Synchronoss’ quarterly reports on Form 10-Q under the heading “Risk Factors”. The words “strive,” “objective,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “vision,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Synchronoss has based these forward-looking statements on its current expectations and projections about future events. Although Synchronoss believes that the expectations underlying any of its forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections, or expectations prove incorrect, actual results, performance, financial condition, or events may vary materially and adversely from those anticipated, estimated, or expected.

All forward-looking statements included in this Form 8-K are expressly qualified in their entirety by these cautionary statements. Synchronoss cautions readers not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the uncertainties and factors described above, as well as others that Synchronoss may consider immaterial or does not anticipate at this time. Although Synchronoss believes that the expectations reflected in its forward-looking statements are reasonable, Synchronoss does not know whether its expectations may prove correct. Synchronoss’ expectations reflected in its forward-looking statements can be affected by inaccurate assumptions it might make or by known or unknown uncertainties and factors, including those described above. The risks and uncertainties described above are not exclusive, and further information concerning Synchronoss and its business, including factors that potentially could materially affect its financial results or condition or relationships with customers and potential customers, may emerge from time to time. Synchronoss assumes no, and it specifically disclaims any, obligation to update, amend, or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. Synchronoss advises investors, however, to consult any further disclosures it makes on related subjects in our periodic reports that it files with or furnishes to the SEC.

Item 9.01              Financial Statements and Exhibits.

(d)	Exhibit Number	Description

	2.1*	Share Purchase Agreement by and among Synchronoss Technologies, Inc., Intralinks Holdings, Inc. and Impala Private Holdings II, LLC dated as of October 17, 2017.

	2.2*	Securities Purchase Agreement by and between Synchronoss Technologies, Inc. and Silver Private Holdings I, LLC dated as of October 17, 2017.

	3.1	Form of Certificate of Designations of the Series A Redeemable Convertible Preferred Stock.

	4.1	Form of Investor Rights Agreement by and between Synchronoss Technologies, Inc. and Silver Private Holdings I, LLC.

	99.1	Press Release of Synchronoss Technologies, Inc., dated October 17, 2017.

*Pursuant to Item 601(b)(2) of Regulation S-K, promulgated under the Securities Act, certain schedules have been omitted and Synchronoss agrees to furnish supplementally to the SEC a copy of any omitted exhibits and schedules upon request.

Exhibit Index

(d)	Exhibit Number	Description

	2.1*	Share Purchase Agreement by and among Synchronoss Technologies, Inc., Intralinks Holdings, Inc. and Impala Private Holdings II, LLC dated as of October 17, 2017.

	2.2*	Securities Purchase Agreement by and between Synchronoss Technologies, Inc. and Silver Private Holdings I, LLC dated as of October 17, 2017.

	3.1	Form of Certificate of Designations of the Series A Redeemable Convertible Preferred Stock.

	4.1	Form of Investor Rights Agreement by and between Synchronoss Technologies, Inc. and Silver Private Holdings I, LLC.

	99.1	Press Release of Synchronoss Technologies, Inc., dated October 17, 2017.

*Pursuant to Item 601(b)(2) of Regulation S-K, promulgated under the Securities Act, certain schedules have been omitted and Synchronoss agrees to furnish supplementally to the SEC a copy of any omitted exhibits and schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2017	Synchronoss Technologies, Inc.

	By:	/s/ Lawrence R. Irving
		Name:	Lawrence R. Irving
		Title:	Chief Financial Officer